THIRD AMENDMENT TO
                    REVOLVING CREDIT AND SECURITY AGREEMENT
                    ---------------------------------------

     THIS THIRD AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT ("Amendment"), dated as of August 13, 2003, is by and between BADGER PAPER MILLS, INC., a corporation organized under the laws of the State of Wisconsin ("Borrower") and PNC BANK, NATIONAL ASSOCIATION ("PNC") as sole Lender and as Agent under the Credit Agreement referred to below.

                              W I T N E S S E T H :
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     WHEREAS, PNC and Borrower entered into a certain Revolving Credit and
Security Agreement, dated as of November 30, 2001, as amended by a First Amendment to Revolving Credit and Security Agreement, dated as of April 30, 2002 and as further amended by a Second Amendment to Revolving Credit and Security Agreement, dated as of September, 2002 (the "Credit Agreement");

     WHEREAS, Borrower has requested that the Credit Agreement be amended as set forth herein;

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the meanings provided for in the Credit Agreement.

     2. AMENDMENT. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

          2.1 Section 6.5 of the Loan Agreement is hereby restated in its entirety to read as follows:

               "6.5 Fixed Charge Coverage Ratio; Minimum EBITDA. Cause to be maintained (i) at the end of each calendar quarter commencing with the calendar quarter ending March 31, 2002 (but excluding the calendar quarter ending September 30, 2003), a Fixed Charge Coverage Ratio of not less than 0.9 to 1.0 for the calendar quarter ending December 31, 2003 and not less than 1.0 to 1.0 for all other applicable calendar quarters, calculated for the twelve immediately preceding months ending as of the date of determination, and (ii) EBITDA for the calendar quarter ending September 30, 2003 of not less than $1,200,000."

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     3. WAIVER.

          3.1 PNC as Agent and sole Lender hereby waives Borrower's compliance with the Fixed Charge Coverage Ratio covenant, as set forth in Section 6.5 of the Loan Agreement, for the calendar quarter ending June 30, 2003 and agrees that for such calendar quarter Borrower's Fixed Charge Coverage Ratio may be less than 1.0 to 1.0, but not less than 0.33 to 1.0.

     4. CONDITIONS PRECEDENT. This Amendment shall become effective upon the delivery to Agent of executed counterparts of this Amendment and the following additional items:

          a. Payment to Agent in immediately available funds of an amendment and waiver fee in the amount of $50,000

          b.   Such other items as Agent may reasonably request.

     5. EXPENSES. Borrower shall pay, upon demand, all reasonable attorneys' fees and out-of-pocket costs of Agent and Lender in connection with this Amendment and the agreements, documents and other items contemplated hereunder.

     6. REAFFIRMATION OF GRANT OF SECURITY INTEREST. Borrower expressly acknowledges and agrees that all collateral, security interests, liens, pledges and mortgages heretofore, under this Amendment or hereafter granted to Agent including, without limitation, such collateral, security interests, liens, pledges and mortgages granted under the Credit Agreement and the Other Documents and all supplements thereto, extend to and secure all of the obligations of Borrower to Agent and Lenders, now existing or hereafter arising including, without limitation, those arising in connection with the Credit Agreement, as amended by this Amendment, upon the terms set forth in such agreements, all of which security interests, liens, pledges and mortgages are hereby ratified, reaffirmed, confirmed and approved.

     7. MISCELLANEOUS.

          7.1 Limited Nature of Amendment. The parties hereto acknowledge and agree that the terms and provisions of this Amendment amend, add to and constitute a part of the Credit Agreement. Except as expressly waived or modified and amended by the terms of this Amendment, all of the other terms and conditions of the Credit Agreement and all documents executed in connection therewith or referred to or incorporated therein remain in full force and effect and are hereby ratified, reaffirmed, confirmed and approved.

          7.2 Conflict. If there is an express conflict between the terms of this Amendment and the terms of the Credit Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control.

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          7.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

          7.4 Representations and Warranties. Borrower represents and warrants to Agent and Lenders as follows: (A) Borrower has all necessary corporate power and authority to execute and deliver this Amendment and perform its obligations hereunder; (B) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms; and (C) all representations and warranties of Borrower contained in the Credit Agreement and all other agreements, instruments and other writings relating thereto are true and complete as of the date hereof.

          7.5 Governing Law. This Amendment was executed and delivered in Chicago, Illinois and shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                        BADGER PAPER MILLS, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        as Agent and Lender

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

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